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                                                                    EXHIBIT 10.3


                              INDUSTRIAL PORTFOLIO
                         AGREEMENT OF PURCHASE AND SALE
                       (WEST SACRAMENTO INDUSTRIAL CENTER)

        This Agreement of Purchase and Sale ("Agreement"), dated as of December 11, 1998, is between SPT Real Estate Corp. D, a Delaware corporation ("Seller"), and Pacific Gulf Properties Inc., a Maryland corporation ("Buyer").

                                   ARTICLE I

                          PURCHASE AND SALE OF PROPERTY

        SECTION 1.1 SALE.

        Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, subject to the terms, covenants and conditions set forth herein, (i) that certain industrial real property, together with any and all rights, privileges and easements appurtenant thereto owned by Seller, (ii) all improvements, buildings systems and fixtures located therein or thereon owned by Seller, which real property is more particularly described in EXHIBIT A attached hereto and made a part hereof (collectively the "Real Property"), together with Seller's interest in all tenant leases and any other occupancy agreements (hereinafter collectively referred to as the "leases") affecting the right to occupy any portion of the Real Property, Seller's interest in any intangible personal property now or hereafter used in connection with the operation, Seller's interest in maintenance, management, or occupancy of the Real Property, including, without limitation, Seller's interest in any trade names and trademarks associated with the Real Property (provided Seller makes absolutely no representation that it has any rights whatsoever with respect to trade names or trademarks), and (iii) any personal property owned by Seller, if any, located on the Real Property and used exclusively in the operation or maintenance of the Real Property, as the same may be further described in any list which is in Seller's possession and furnished to Buyer prior to the Closing (the "Personal Property"). The Real Property and Personal Property are collectively referred to herein as the "Property".

        SECTION 1.2 PURCHASE PRICE.

                (a) The purchase price of the Property is Six Million Four Hundred Thousand Dollars ($6,400,000)(the "Purchase Price").

                (b) The Purchase Price shall be paid as follows:

                    (1) Upon the execution of this Agreement by Buyer and Seller, Buyer's cash on deposit in escrow with Chicago Title Company (the "Title Company") shall be allocated in the amount of Fifty Thousand Dollars ($50,000) (the "Deposit") to this Agreement.

                    (2) THE DEPOSIT SHALL BE HELD IN AN INTEREST BEARING ACCOUNT AND ALL INTEREST THEREON SHALL IN ALL EVENTS BELONG SOLELY TO BUYER. IF THE SALE OF THE PROPERTY AS CONTEMPLATED HEREUNDER IS CONSUMMATED, THEN THE DEPOSIT SHALL BE PAID TO SELLER AT THE CLOSING AND CREDITED AGAINST THE PURCHASE PRICE. IF THE SALE OF THE


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PROPERTY IS NOT CONSUMMATED DUE TO SELLER'S DEFAULT HEREUNDER, THEN, AS BUYER'S
SOLE REMEDIES, BUYER MAY EITHER: (1) TERMINATE THIS AGREEMENT AND RECEIVE A REFUND OF THE DEPOSIT, IN WHICH EVENT NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER EXCEPT AS PROVIDED IN SECTIONS 6.1, 9.3 AND 9.9 BELOW, OR (2) BUYER MAY ENFORCE SPECIFIC PERFORMANCE OF THIS AGREEMENT. IF THE SALE IS NOT CONSUMMATED DUE TO ANY DEFAULT BY BUYER HEREUNDER, THEN SELLER AS ITS SOLE AND EXCLUSIVE REMEDY SHALL RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES. THE PARTIES HAVE AGREED THAT SELLER'S ACTUAL DAMAGES, IN THE EVENT OF A FAILURE TO CONSUMMATE THIS SALE DUE TO BUYER'S DEFAULT, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE OF THE DAMAGES THAT SELLER WOULD INCUR IN SUCH EVENT. BY PLACING THEIR INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION. IF THE SALE OF THE PROPERTY IS NOT CONSUMMATED DUE TO ANY REASON OTHER THAN BUYER OR SELLER'S DEFAULT HEREUNDER, THEN, THE DEPOSIT SHALL BE RETURNED TO BUYER AND NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER EXCEPT AS PROVIDED IN SECTIONS 6.1, 9.3 AND 9.9 BELOW. THE FOREGOING IS NOT INTENDED TO LIMIT BUYER'S OBLIGATIONS UNDER SECTIONS 6.1, 9.3 AND 9.9.

INITIALS: SELLER ________                 BUYER _______

                    (3) The balance of the Purchase Price, which is Six Million Three Hundred Fifty Thousand Dollars ($6,350,000), shall be paid to Seller all in cash at the consummation of the purchase and sale contemplated hereunder (the "Closing").

                                   ARTICLE II

                                   CONDITIONS

        SECTION 2.1 CONDITION PRECEDENT.

        Buyer's obligation to purchase the Property is conditioned upon the following:

                (a) Buyer's review and approval of updated preliminary title report, together with copies of the underlying documents, and any survey of the Property in Seller's possession. These items have been furnished to Buyer prior to the execution of this Agreement.

                (b) Buyer's review and approval of all leases affecting the Property and any rent roll in Seller's possession provided that, notwithstanding any other provision of this Agreement, Seller makes no representation as to, and Buyer agrees that it shall not rely on, the accuracy of any information contained in such rent roll. Seller has furnished to Buyer copies of the leases and any rent roll.

                (c) Buyer's review and approval of the physical condition of the Property.


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                (d) Buyer's review and approval of all zoning, land use,
building, environmental and other statutes, rules, or regulations applicable to the Property.


                (e) Buyer's review and approval of operating statements with respect to the Property for 1996, 1997 and for the first eight (8) months of 1998, bills for the most recent real property taxes and assessments for the Property, certificates of occupancy, plans and specifications, soils, environmental and other reports, service contracts, guaranties, warranties and other contracts or documents which will be binding on Buyer, or benefit the Property, after the Closing. Seller has made available to Buyer copies of all such items in Seller's possession for Buyer's inspection and copying, at Buyer's expense, during reasonable business hours. Notwithstanding the foregoing, Buyer's review shall not include a review of Seller's internal economic memoranda or reports, attorney-client privileged materials or Seller's appraisals of the Property, if any.

                (f) Buyer's review and approval of any other matters Buyer deems relevant to the Property.

                (g) Approval by Buyer's Board of Directors of the transactions contemplated by this Agreement by November 20, 1998. If Buyer does not notify Seller that Buyer's Board of Directors has disapproved the transactions contemplated by this Agreement on or before said date, this condition shall be deemed satisfied.

        SECTION 2.2 CONTINGENCY PERIOD.

        Buyer shall have until 5:00 p.m., California time, on December 17, 1998 (such period being referred to herein as the "Contingency Period") to review and approve the matters described in Sections 2.1(a)-(f) above in Buyer's sole discretion. If Buyer determines to proceed with the purchase of the Property, then Buyer shall, before the end of the Contingency Period, notify Seller in writing that Buyer has approved all of the matters described in Section 2.1(a)-(f) above, including, without limitation, all documents, agreements, surveys, reports and other items and materials delivered to or made available to Buyer in connection with this Agreement (the "Due Diligence Materials"). If before the end of the Contingency Period Buyer fails to give Seller such written notice, then Buyer shall be deemed to have elected to terminate this Agreement, the Deposit shall be returned to Buyer, and neither party shall have any further rights or obligations hereunder except as provided in Sections 6.1, 9.3 and 9.9 below. Notwithstanding the foregoing, Buyer acknowledges and agrees that it has reviewed and unconditionally approved of all matters described in Sections 2.1(b)-(g) above, including, without limitation, the Due Diligence Materials referenced therein. Consequently, Buyer shall have until the end of the Contingency Period to review and approve the title and survey matters described in Subsection 2.1(a) above.

        SECTION 2.3 CONSIDERATION.

        Notwithstanding anything in this Agreement to the contrary, to induce Buyer to enter into this Agreement and to expend the time and resources necessary to evaluate the Property and possibly forego other opportunities while doing so, Seller hereby grants to Buyer the rights to terminate this Agreement as provided herein. Such expenditures of time and resources and


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possible loss of opportunity by Buyer constitute adequate consideration for
Seller's remaining bound by this Agreement notwithstanding such termination rights in Buyer.

        SECTION 2.4 [INTENTIONALLY DELETED].



                                  ARTICLE III

                               BUYER'S EXAMINATION

        SECTION 3.1 REPRESENTATIONS AND WARRANTIES OF SELLER.

        Subject to the provisions of Sections 3.2 and 3.3 below, Seller hereby makes the following representations and warranties with respect to the Property, provided that Seller makes no representations or warranties with respect to the matters (the "Disclosure Items") which are set forth in SCHEDULE 1 attached hereto and made a part hereof. Notwithstanding anything to the contrary contained herein or in any document delivered in connection herewith, Seller shall have no liability with respect to the Disclosure Items.

                (a) Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Seller's creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Seller's assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Seller's assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

                (b) Seller is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code") and any related regulations.

                (c) This Agreement and all documents executed by Seller which are to be delivered at the Closing (i) have been or will be duly authorized, executed and delivered by Seller, and (ii) do not or will not violate any provision of any agreement or judicial order to which Seller is a party or to which Seller or the Property is subject.

                (d) Seller has the power and authority to enter into this Agreement and to perform its obligations hereunder.

                (e) Copies of the leases and contracts delivered or made available to Buyer by Seller are true and accurate copies of such items.

                (f) The only tenant leases and amendments thereto in force for the Property as of the date hereof are set forth in a list which is attached hereto as EXHIBIT B and made a part hereof.

                (g) To the best of Seller's knowledge, there is no litigation pending with respect to the Property.


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                (h) To the best of Seller's knowledge, Seller has received no written notice that the Property or its current use and operation are in material violation of any applicable law.

                (i) To the best of Seller's knowledge, the documents which will be delivered by Seller to Buyer or made available by Seller to Buyer for Buyer's inspection and copying are true and complete copies of all documents in Seller's possession related to the Property except for Seller's internal economic memoranda and reports, attorney-client privileged materials and Seller's appraisals of the Property, if any.

                (j) To the best of Seller's knowledge, Seller has received no written notice of any (i) condemnation, environmental, zoning or other land-use proceedings, instituted or threatened, against the Property, or (ii) special assessment proceedings affecting the Property (other than as set forth in the preliminary title report).

                (k) To the best of Seller's knowledge, Seller has received no written notice of any material litigation or arbitration, instituted or intended to be instituted, against the Property or against Seller as owner of the Property except as set forth on SCHEDULE 1.

                (l) To the best of Seller's knowledge, Seller has received no written notice that any tenant of the Property has either filed or been the subject of any filing of a petition under any federal or state bankruptcy or insolvency laws except as set forth on SCHEDULE 1.

                (m) Seller has received no written notice of any defaults by Seller under any of the leases except as set forth on SCHEDULE 1. Except as set forth on SCHEDULE 1, Seller has given no written notice to any tenants of the Property of any defaults under its lease which has not been cured.

                (n) Seller has received no written notice of any defaults by Seller which have not been cured under the service contracts, guaranties, or warranties which will be binding on Buyer, after the Closing.

                (o) Seller is duly formed, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation in California.

                (p) SCHEDULE 2 attached hereto is a complete and accurate list of all employee benefit or other plans described in Section 3.5(e) below which are investors in Seller.


        Each of the representations and warranties of Seller contained in this
Section 3.1: (1) is true as of the date of this Agreement; (2) except for the representations and warranties contained in Sections 3.1 (l) and (m), shall be deemed remade by Seller, and shall be true in all material respects as of the date of Closing, subject in either case to (A) any Exception Matters (as defined below), (B) the Disclosure Items, and (C) other matters expressly permitted in this Agreement or otherwise approved in writing by Buyer including, without limitation, the Due Diligence Materials; and (3) shall survive the close of escrow as provided in Section 3.3 below. In connection with the representations and warranties contained in Sections 3.1 (l) and (m), Seller shall deliver to
Buyer: (x) three (3) days prior to the expiration of the Contingency Period, an updated SCHEDULE 1, as necessary, effective as of such date, for matters relating to the representation and warranty in Section 3.1(l), and (y) three (3) days prior to the expiration of the


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Contingency Period, an updated aged receivable report, effective as of the date that is seven (7) days prior to the expiration of the Contingency Period, for matters relating to the representation and warranty in Section 3.1(m).

        SECTION 3.2  NO LIABILITY FOR EXCEPTION MATTERS.

        As used herein, the term "Exception Matter" shall refer to a matter disclosed to Buyer in writing or discovered by Buyer before the Closing, that would make a representation or warranty of Seller contained in this Agreement untrue or incorrect, including, without limitation, matters disclosed in writing to Buyer by Seller or by any other person. If Buyer obtains knowledge of any Exception Matter after the date hereof, Buyer may terminate this Agreement and receive a return of the Deposit upon written notice to Seller within five (5) business days after Buyer learns of such Exception Matter. (For purposes of this Agreement, "business day" shall mean any day other than a Saturday or Sunday, a California State holiday, a national holiday or other day on which commercial bankers in California are generally not open for business.) Buyer shall promptly notify Seller in writing of any Exception Matter of which Buyer obtains knowledge before the Closing. If Buyer obtains knowledge of any Exception Matter before the Closing, but nonetheless elects to proceed with the acquisition of the Property, Buyer shall consummate the acquisition of the Property subject to such Exception Matter and Seller shall have no liability with respect to such Exception Matter, notwithstanding any contrary provision, covenant, representation or warranty contained in this Agreement. If Buyer elects to terminate this Agreement on the basis of any Exception Matter, Buyer shall so notify Seller in writing within five (5) business days following Buyer's discovery of the Exception Matter, and the Deposit shall be returned to Buyer. Buyer's failure to give such notice within such 5 business-day period shall be deemed a waiver by Buyer of such Exception Matter. Upon a termination of this Agreement pursuant to this Section 3.2, neither party shall have any further rights or obligations hereunder, except as provided in Sections 6.1, 9.3 and 9.9 below. If Buyer first obtains knowledge of an Exception Matter within five (5) business days of the Closing Date, the Closing shall be automatically extended for the number of business days necessary to give Buyer five (5) business days to respond to such Exception Matter. Seller shall have no obligation to cure or remedy any Exception Matter, and, subject to Buyer's right to terminate this Agreement as set forth above, Seller shall have no liability whatsoever to Buyer with respect to any Exception Matters.

        SECTION 3.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

        The representations and warranties of Seller and Buyer contained herein shall survive for a period of twelve (12) months after the Closing, except that Buyer's representations and warranties in Sections 3.5(d) and 3.5(e), Seller's representations and warranties in Sections 3.1(p) and Seller's and Buyer's representations and warranties in Section 6.1 shall survive indefinitely. Any claim which Buyer or Seller may have at any time against the other for a breach of any such representation or warranty (other than those contained in Sections 3.1(p), 3.5(d), 3.5(e) and 6.1), whether known or unknown, which is not asserted by written notice to Seller or Buyer within such twelve (12) month period shall not be valid or effective, and the party shall have no liability with respect thereto.


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        SECTION 3.4 SELLER'S KNOWLEDGE.

        For purposes of this Agreement and any document delivered at Closing, whenever the phrase "to the best of Seller's knowledge" or the "knowledge" of Seller or words of similar import are used, they shall be deemed to refer to the current actual knowledge of Mark Carlson (the person at Seller who is in charge of disposition of the Property) and Kevin Archer, Vice President and Director of Properties, at the times indicated only and not any implied, imputed or constructive knowledge, without any independent investigation having been made or any implied duty to investigate.

        SECTION 3.5 REPRESENTATIONS AND WARRANTIES OF BUYER.

        Buyer represents and warrants to Seller as follows:

                (a) Buyer represents and warrants to Seller that this Agreement and all documents executed by Buyer which are to be delivered to Seller at Closing do not and at the time of Closing will not violate any provision of any agreement or judicial order to which Buyer is a party or to which Buyer is subject.

                (b) Buyer represents and warrants to Seller that Buyer has not
(i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Buyer's creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Buyer's assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Buyer's assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

                (c) Buyer is duly formed, validly existing and in good standing under the laws of the State of Maryland. Buyer has duly authorized, executed and delivered this Agreement.

                (d) Buyer is purchasing the Property as investment rental property, and not for Buyer's own operations or use.

                (e) Buyer is not a party in interest with respect to any employee benefit or other plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or of
Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), which is subject to ERISA or Section 4975 of the Code and which is listed on SCHEDULE 2 attached hereto.

Each of the representations and warranties of Buyer contained in this Section shall be deemed remade by Buyer as of the Closing and shall survive the Closing as provided in Section 3.3 above.

        SECTION 3.6 BUYER'S INDEPENDENT INVESTIGATION.

                (a) Buyer acknowledges and agrees that it has been given or will be given before the end of the Contingency Period, a full opportunity to inspect and investigate each and


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every aspect of the Property, either independently or through agents of Buyer's choosing, including, without limitation:

                    (1) All matters relating to title, together with all governmental and other legal requirements such as taxes, assessments, zoning, use permit requirements and building codes.

                    (2) The physical condition and aspects of the Property, including, without limitation, the interior, the exterior, the square footage within the improvements on the Real Property and within each tenant space therein, the structure, seismic aspects of the Property, the paving, the utilities, and all other physical and functional aspects of the Property. Such examination of the physical condition of the Property shall include an examination for the presence or absence of Hazardous Materials, as defined below, which shall be performed or arranged by Buyer at Buyer's sole expense. For purposes of this Agreement, "Hazardous Materials" shall mean inflammable explosives, radioactive materials, asbestos, polychlorinated biphenyls, lead, lead-based paint, under and/or above ground tanks, hazardous materials, hazardous wastes, hazardous substances, oil, or related materials, which are listed or regulated in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 6901, et seq.), the Resources Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901, et seq.), the Clean Water Act (33 U.S.C. Section 1251, et seq.), the Safe Drinking Water Act (14 U.S.C. Section 1401, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.), the and Toxic Substance Control Act (15 U.S.C. Section 2601, et seq.), the California Hazardous Waste Control Law (California Health and Safety Code Section 25100, et seq.), the Porter-Cologne Water Quality Control Act (California Water Code Section 13000, et seq.), and the Safe Drinking Water and Toxic Enforcement Act of 1986 (California Health and Safety Code Section 25249.5, et seq.); and any other applicable federal, state or local laws and regulations.


                    (3) Any easements and/or access rights affecting the Property.

                    (4) The leases and all matters in connection therewith, including, without limitation, the ability of the tenants to pay the rent and the economic viability of the tenants.

                    (5) The service contracts and any other documents or agreements of significance affecting the Property.

                    (6) All other matters of material significance affecting the Property.

                (b) BUYER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT SELLER IS SELLING AND BUYER IS PURCHASING THE PROPERTY ON AN "AS IS WITH ALL FAULTS" BASIS AND THAT BUYER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM SELLER, ITS AGENTS, OR BROKERS AS TO ANY MATTERS CONCERNING THE PROPERTY EXCEPT AS EXPRESSLY SET FORTH IN SECTION 3.1 ABOVE, INCLUDING WITHOUT LIMITATION: (i) the quality, nature, adequacy and physical condition and aspects of the Property, including, but not limited to, the structural elements, seismic aspects of the Property, foundation, roof, appurtenances, access, landscaping,


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parking facilities and the electrical, mechanical, HVAC, plumbing, sewage, and utility systems, facilities and appliances, the square footage within the improvements on the Real Property and within each tenant space therein, (ii) the quality, nature, adequacy, and physical condition of soils, geology and any groundwater, (iii) the existence, quality, nature, adequacy and physical condition of utilities serving the Property, (iv) the development potential of the Property, and the Property's use, habitability, merchantability, or fitness, suitability, value or adequacy of the Property for any particular purpose, (v) the zoning or other legal status of the Property or any other public or private restrictions on use of the Property, (vi) the compliance of the Property or its operation with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions and restrictions of any governmental or quasi-governmental entity or of any other person or entity, (vii) the presence of Hazardous Materials on, under or about the Property or the adjoining or neighboring property, (viii) the quality of any labor and materials used in any improvements on the Real Property, (ix) the condition of title to the Property, (x) the leases, service contracts, or other agreements affecting the Property and (xi) the economics of the operation of the Property.

        SECTION 3.7 RELEASE.

                (a) Without limiting the above, and subject to the representations and warranties of Seller contained in Section 3.1 hereof, Buyer on behalf of itself and its successors and assigns waives its right to recover from, and forever releases and discharges, Seller, Seller's affiliates, Seller's investment manager, the partners, trustees, beneficiaries, shareholders, members, directors, officers, employees and agents of each of them, and their respective heirs, successors, personal representatives and assigns (collectively, the "Seller Related Parties"), from any and all demands, claims, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever (including, without limitation, attorneys' fees and costs), whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with (i) the physical condition of the Property including, without limitation, all structural and seismic elements, all mechanical, electrical, plumbing, sewage, heating, ventilating, air conditioning and other systems, the environmental condition of the Property and Hazardous Materials on, under or about the Property, or (ii) any law or regulation applicable to the Property, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 6901, et seq.), the Resources Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901, et seq.), the Clean Water Act (33 U.S.C. Section 1251, et seq.), the Safe Drinking Water Act (14 U.S.C. Section 1401, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.), the and Toxic Substance Control Act (15 U.S.C. Section 2601, et seq.), the California Hazardous Waste Control Law (California Health and Safety Code Section 25100, et seq.), the Porter-Cologne Water Quality Control Act (California Water Code Section 13000, et seq.), and the Safe Drinking Water and Toxic Enforcement Act of 1986 (California Health and Safety Code Section 25249.5, et seq.), and any other applicable federal, state or local laws and regulations.

                (b) In connection with section 3.7(a) above, Buyer expressly waives the benefits of Section 1542 of the California Civil Code, which provides as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING


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THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT
WITH THE DEBTOR."

        SECTION 3.8 SURVIVAL.

        The provisions of this Article III shall survive the Closing subject to the limitations and qualifications contained in such provisions.

                                   ARTICLE IV

                                      TITLE

        SECTION 4.9 CONDITIONS OF TITLE.

        At the Closing, Seller shall convey its title to the Property to Buyer by grant deed in the form attached hereto as EXHIBIT C (the "Deed") subject to no exceptions other than:

                (a) Interests of tenants in possession;

                (b) Non-delinquent liens for real estate taxes and assessments; and (C) Any exceptions disclosed by the preliminary title report and any amendments or supplements thereto, the public records or the Due Diligence Materials, and any other exceptions to title which would be disclosed by an inspection and/or survey of the Property except for trust deeds, mortgages and other monetary liens granted or caused by Seller other than non-delinquent liens for real estate taxes and assessments. Buyer may at its option approve or disapprove exceptions which are first disclosed to Buyer after the date which is five (5) days prior to the end of the Contingency Date within five (5) days of the date of such disclosure to Buyer. If Buyer disapproves of such new exceptions, Buyer may, as Buyer's sole rights and remedies, either: (i) terminate this Agreement in which event the Deposit shall be returned to Buyer, and neither party under this Agreement shall have any rights or obligation except as provided in Sections 6.1, 9.3 and 9.9 below, or (ii) waive its disapproval and take title to the Property subject to such new exceptions.

All of the foregoing exceptions shall be referred to collectively as the "Conditions of Title." By acceptance of the Deed and the Closing of the purchase and sale of the Property, (i) Buyer agrees it is assuming for the benefit of Seller all of the obligations of Seller with respect to the Conditions of Title but only to the extent such obligations arise from and after the Closing, and
(ii) Buyer agrees that Seller shall have conclusively satisfied its obligations with respect to title to the Property. The provisions of this Section shall survive the Closing.

        SECTION 4.2 EVIDENCE OF TITLE.

        Delivery of title in accordance with the foregoing shall be evidenced by the willingness of the Title Company to issue, at Closing, its Owner's ALTA Policy of Title Insurance (Form B, rev. 10/17/70) in the amount of the Purchase Price showing title to the Real Property vested in Buyer, subject to the Conditions of Title and with the following CLTA endorsements: 100 (modified for an owner), 101.4, 103.7, 116, 116.1, 116.4 and 116.7 (the "Title Policy"), or
the
equivalent, but only to the extent that Buyer shall confirm in writing with the Title Company prior to the end of the Contingency Period that the Title Company will issue the aforesaid form of title insurance and endorsements at Closing and Buyer shall, prior to the end of the Contingency Period, provide Seller with a copy of such confirmation. Seller is under no obligation to provide any indemnity or other agreement or undertaking to the Title Company in order for Title Company to issue the foregoing endorsements. Buyer shall have prepared, at Buyer's cost, the ALTA survey of the Property necessary to support the issuance of the Title Policy.

                                   ARTICLE V

                       RISK OF LOSS AND INSURANCE PROCEEDS

        SECTION 5.1 MINOR LOSS.

        Buyer shall be bound to purchase, and Seller shall be bound to sell, the Property for the full Purchase Price as required by the terms hereof, without regard to the occurrence or effect of any damage to the Property or destruction of any improvements thereon or condemnation of any portion of the Property, provided that: (a) the cost to repair any such damage or destruction, or the diminution in the value of the remaining Property as a result of a partial condemnation, does not exceed Five Hundred Thousand Dollars ($500,000) and (b) upon the Closing, there shall be a credit against the Purchase Price due hereunder equal to the amount of any insurance proceeds or condemnation awards collected by Seller as a result of any such damage or destruction or condemnation, plus the amount of any insurance deductible, less any sums expended by Seller toward the restoration or repair of the Property. If the proceeds or awards have not been collected as of the Closing, then such proceeds or awards shall be assigned to Buyer, except to the extent needed to reimburse Seller for sums expended to repair or restore the Property, and Seller shall retain the rights to such proceeds and awards.

        SECTION 5.2 MAJOR LOSS.

        If the amount of the damage or destruction or condemnation as specified above exceeds Five Hundred Thousand Dollars ($500,000), then Buyer may, at its option to be exercised within five (5) business days of Buyer's receipt of Seller's notice of the occurrence of the damage or destruction or the commencement of condemnation proceedings, either terminate this Agreement or consummate the purchase for the full Purchase Price as required by the terms hereof. If Buyer elects to terminate this Agreement or fails to give Seller notice within such 5 business-day period that Buyer will proceed with the purchase, then the Deposit shall be returned to Buyer and neither party shall have any further rights or obligations hereunder except as provided in Sections 6.1, 9.3 and 9.9 below. If Buyer elects to proceed with the purchase, then upon the Closing, there shall be a credit against the Purchase Price due hereunder equal to the amount of any insurance proceeds or condemnation awards collected by Seller as a result of any such damage or destruction or condemnation, plus the amount of any insurance deductible, less any sums expended by Seller toward the restoration or repair of the Property. If the proceeds or awards have not been collected as of the Closing, then such proceeds or awards shall be assigned to Buyer, except to the extent needed to reimburse Seller for sums expended to repair or restore the Property, and Seller shall retain the rights to such proceeds and awards.

                                   ARTICLE VI

                              BROKERS AND EXPENSES

        SECTION 6.1 BROKERS.

        The parties represent and warrant to each other that no broker or finder was instrumental in arranging or bringing about this transaction except for Cushman & Wakefield of California, Inc. ("Seller's Broker"). At Closing, Seller shall pay the commission due, if any, to Seller's Broker, which shall be paid pursuant to a separate agreement between Seller and Seller's Broker. If any other person brings a claim for a commission or finder's fee based upon any contact, dealings or communication with Buyer or Seller, then the party through whom such person makes his claim shall defend the other party (the "Indemnified Party") from such claim, and shall indemnify the Indemnified Party and hold the Indemnified Party harmless from any and all costs, damages, claims, liabilities or expenses (including without limitation, reasonable attorneys' fees and disbursements) incurred by the Indemnified Party in defending against the claim. The provisions of this Section 6.1 shall survive the Closing or, if the purchase and sale is not consummated, any termination of this Agreement.

        SECTION 6.2 EXPENSES.

        Except as provided in Sections 4.2 above and 8.5(b) below, each party hereto shall pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

                                   ARTICLE VII

                           LEASES AND OTHER AGREEMENTS

        SECTION 7.1 BUYER'S APPROVAL OF NEW LEASES AND AGREEMENTS AFFECTING THE PROPERTY.

        Between the date hereof and the Closing, Seller shall not enter into any new lease or other agreement affecting the Property, or modify or terminate any existing lease or other agreement affecting the Property, without first obtaining Buyer's approval, which will not be unreasonably withheld or delayed and which approval may take into account, without limitation, any tenant improvement work, leasing commissions, free rent and other concessions for which Buyer may be responsible or which may be allocated to Buyer. If Buyer fails to give Seller notice of its approval or disapproval of any such proposed action within two (2) business days after Seller notifies Buyer of Seller's desire to take such action, then Buyer shall be deemed to have given its approval.

        SECTION 7.2 TENANT IMPROVEMENT COSTS AND LEASING COMMISSIONS.

        Seller shall be responsible for the cost of any and all tenant improvement work and leasing commissions for the current term of any lease affecting the Property fully executed and delivered by Seller and a tenant prior to the date of this Agreement, provided that to the extent there are any such outstanding tenant improvement costs as of the Closing, Buyer shall receive a credit therefor and shall assume all such obligations on and after the Closing. With respect to any new lease or lease modification entered into by Seller, between the date of this Agreement and the Closing Date and approved, or deemed approved, by Buyer pursuant to Section 7.1, or lease renewal or lease extension pursuant to the existing terms of a lease which is exercised after the date hereof, if Seller performs or pays or contracts for any tenant improvement work or pays or contracts for any leasing commissions before the Closing, then at Closing, such expenses shall be prorated as provided hereafter, and Buyer shall assume pursuant to the assignment and assumption agreement described in Section 8.3(a)(3) any and all obligations outstanding with respect to Buyer's share of such tenant improvements and leasing commissions. On and after the Closing, Seller shall have no further obligations with respect to Buyer's share of such costs which are prorated as hereafter provided. Notwithstanding the foregoing, Buyer hereby approves the leases set forth on SCHEDULE 3 attached hereto. With respect to any tenant improvement work, or leasing commissions, to be prorated pursuant to this Section 7.2, such shall be prorated between Buyer and Seller as follows: If, as a result of such new lease or lease modification, lease renewal or lease extension, the gross rent payable by all tenants of the Property does not exceed the gross rent payable pursuant to all leases in effect as of the date of this Agreement which gross rent shall be determined as set forth on
SCHEDULE 4 attached hereto and made a part hereof, all such tenant improvement work, and leasing commissions, attributable to such new lease, lease modification, lease renewal or lease extension shall be paid by Seller. If, as a result of such new lease or lease modification, lease renewal or lease extension the gross rent payable by all tenants of the Property does exceed the gross rent payable pursuant to all leases in effect as of the date of this Agreement, all such tenant improvement work, and leasing commissions attributable to such new lease, lease modification, lease renewal or lease extension shall be prorated so that Seller pays or Buyer receives a credit (if Seller has not paid) for a portion thereof determined by multiplying the amounts thereof by the number of days of the initial term of the applicable lease which have elapsed at the Closing, dividing by the total number of days in the initial term of such lease, and further multiplying by a fraction which is the portion of the gross rent under such lease which does not represent an increase in the gross rent payable pursuant to all leases in effect as of the date of this Agreement, and Buyer pays or Seller receives a credit (if Seller has paid) for the balance. Anything contained herein to the contrary notwithstanding, Seller shall pay and Buyer shall have no liability for, any and all commissions, bonuses or incentives payable to Seller's employees arising out of any such new lease, lease modification, lease renewal or lease extension. The provisions of this Section shall survive the Closing.

        SECTION 7.3 SERVICE CONTRACTS.

        Seller will terminate all property management, brokerage and leasing contracts affecting the Property at Closing.

        SECTION 7.4 TENANT NOTICES.

        At the Closing, Seller shall furnish Buyer with a signed notice to be given to each tenant of the Property. The notice shall disclose that the Property has been sold to Buyer, that, after the Closing, all rents should be paid to Buyer at an address to be supplied by Buyer and that Buyer shall be responsible for all the tenant's security deposit. The form of the notice and the amount of each tenant's security deposit listed therein shall be otherwise reasonably acceptable to the parties.

                                  ARTICLE VIII

                               CLOSING AND ESCROW

        SECTION 8.1 ESCROW INSTRUCTIONS.

        Upon execution of this Agreement, the parties hereto shall deposit an executed counterpart of this Agreement with the Title Company, and this instrument shall serve as the instructions to the Title Company as the escrow holder for consummation of the purchase and sale contemplated hereby. Seller and Buyer agree to execute such reasonable additional and supplementary escrow instructions as may be appropriate to enable the Title Company to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control.

        SECTION 8.2 CLOSING.

        The Closing hereunder shall be held and delivery of all items to be made at the Closing under the terms of this Agreement shall be made at the offices of the Title Company on December 22, 1998, or such other earlier date and time as Buyer and Seller may mutually agree upon in writing (the "Closing Date"). Notwithstanding the foregoing, Buyer shall have the right to extend the Closing Date to December 28, 1998, before 10:00 a.m. local time, provided that

               (a) on or before December 22, 1998, (i) Buyer delivers to Seller and Title Company written notice of its election to extend the Closing Date, and (ii) Buyer deposits in escrow all documents to be executed and delivered by Buyer at Closing, including without limitation the Closing Statement; and

               (b) on or before December 24, 1998, the balance of the Purchase Price, which is Six Million Three Hundred Fifty Thousand Dollars ($6,350,000), shall be deposited in cash in escrow with the Title Company.

Except as expressly provided in this Agreement, such date and time may not be extended without the prior written approval of both Seller and Buyer. All funds of Buyer to be deposited in escrow for the Closing shall be deposited by Buyer in escrow no later than the last business day prior to the Closing Date. In the event that Buyer extends the Closing Date as specified above, Seller agrees to deposit in escrow on or before December 22, 1998, all documents to be executed and delivered by Seller at Closing, including without limitation the Closing Statement.

        SECTION 8.2 DEPOSIT OF DOCUMENTS.

                (a) At or before the Closing, Seller shall deposit into escrow the following items with respect to its portion of the Property:

                    (1) the duly executed and acknowledged Deed conveying all of the Seller's right, title and interest to the Real Property to Buyer subject to the Conditions of Title;

                    (2) four (4) duly executed counterparts of the Bill of Sale in the form attached hereto as EXHIBIT D (the "Bill of Sale") conveying all of the Seller's right, title and interest in and to the Personal Property, with Exhibit C to said Bill of Sale listing the Conditions of Title;

                    (3) four (4) duly executed counterparts of an Assignment and Assumption of Leases, Service Contracts and Warranties in the form attached hereto as EXHIBIT E pursuant to the terms of which Buyer shall assume all of Seller's obligations under the leases, equipment leases, service contracts, leasing commission agreements and tenant improvement agreements affecting the Property to the extent set forth in said EXHIBIT E (the "Assignment of Leases"), with Exhibit D to said document listing the Conditions of Title;

                    (4) an affidavit pursuant to Section 1445(b)(2) of the Federal Code, and on which Buyer is entitled to rely, that Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Federal Code;

                    (5) California 590RE Certificate; and

                    (6) Four (4) duly executed counterparts of a closing statement in form and content satisfactory to Buyer and Seller (the "Closing Statement") duly executed by Seller.

                (b) At or before Closing, Buyer shall deposit into escrow the following items:

                    (1) funds necessary to close this transaction;

                    (2) four (4) duly executed counterparts of the Bill of Sale;

                    (3) four (4) duly executed counterparts of the Assignment of Leases; and

                    (4) Four (4) duly executed counterparts of the Closing Statement.

                (c) Buyer and Seller shall each deposit such other instruments as are reasonably required by the Title Company or otherwise required to close the escrow and consummate the purchase and sale of the Property in accordance with the terms hereof, including, without limitation, an agreement (the "Designation Agreement") designating Title Company as the "Reporting Person" for the transaction pursuant to Section 6045(e) of the Federal Code and the regulations promulgated thereunder, and executed by Seller, Buyer and Title Company. The Designation Agreement shall appear in Seller's and Buyer's escrow instructions and shall be in a form reasonably acceptable to the parties, and, in any event, shall comply with the requirements of Section 6045(e) of the Federal Code and the regulations promulgated thereunder.

(d) Seller shall deliver to Buyer originals of the leases, copies of the tenant correspondence files (for the three (3) most recent years of Seller's ownership of the Property only), and originals of any other items which Seller was required to furnish Buyer copies of or make available at the Property pursuant to Section 2.1(e) above, except for Seller's general ledger and other internal books or records which shall be retained by Seller, within five (5) business days after the Closing Date. Seller shall deliver to Buyer a set of keys to the Property on the Closing Date.


        SECTION 8.4 ESTOPPEL CERTIFICATES. Buyer has reviewed and approved all of the tenant estoppel certificates obtained with respect to the Property, and obtaining any additional estoppel certificates shall not be a condition to Buyer's obligations hereunder.

        SECTION 8.5 PRORATIONS.

                (a) Rents, including, without limitation, percentage rents, if any, and any additional charges and expenses payable under tenant leases, all as and when actually collected (whether such collection occurs prior to, on or after the Closing Date); real property taxes and assessments; water, sewer and utility charges; amounts payable under any service contracts; annual permits and/or inspection fees (calculated on the basis of the period covered); and any other expenses of the operation and maintenance of the Property (including, without limitation, those expenses listed on SCHEDULE 5 attached hereto already paid by Seller but which are being amortized over time by Seller and with respect to which Seller shall receive a credit at Closing in the amount of the unamortized portion thereof), together with tenant improvement costs, leasing commissions, as provided in Section 7.2 above, shall all be prorated as of 12:01 a.m. on the date the Deed is recorded, on the basis of a 365-day year. Any sums collected by Buyer from tenants after the Closing shall be promptly paid to Seller to the extent of any rents and other sums which were delinquent at Closing, after first applying all such amounts collected to current obligations. Buyer shall use reasonable efforts to collect such delinquent rents but shall not be obligated to expend any sums, commence any litigation, terminate any lease or threaten to terminate any lease to do so. Seller retains the rights to collect any such delinquent rents from tenants after Closing provided that Seller shall not commence any legal or equitable proceedings in the nature of an unlawful detainer, eviction or other proceeding which would have the effect of interfering with any tenant's quiet enjoyment of its leased premises or result in a lien or encumbrance on such leased premises. The amount of any security deposits under tenant leases shall be credited against the Purchase Price. Seller shall receive credits at Closing for the amount of any utility or other deposits with respect to the Property, in which case all such deposits for which Seller receives credit shall remain in place for the benefit of Buyer and Seller shall execute and deliver such documents as shall be necessary to assign such deposits to Buyer. Buyer shall cause all utilities to be transferred into Buyer's name and account at the time of Closing. Seller and Buyer hereby agree that if any of the aforesaid prorations and credits cannot be calculated accurately on the Closing Date, then the same shall be calculated as soon as reasonably practicable after the Closing Date and either party owing the other party a sum of money based on such subsequent proration(s) or credits shall promptly pay said sum to the other party. Seller and Buyer shall jointly prepare and approve a preliminary Closing Statement on the basis of the leases and other sources of income and expenses, and shall deliver such computation to the Title Company prior to the Closing.

                (b) Seller shall pay one-half (1/2) of the escrow fee, any county transfer taxes applicable to the sale, and the costs of obtaining the CLTA portion of the title insurance policy. Buyer shall pay the costs of obtaining the ALTA portion of the title insurance policy, the cost of any endorsements, and one-half (1/2) of the escrow fee. Recording charges and any other expenses of the escrow for the sale shall be paid by Buyer and Seller in accordance with customary practice as determined by the Title Company. In addition, Seller shall be liable for any prepayment fee or other charge payable in connection with any payoff of deeds of trusts or mortgages entered into by Seller.

                (c) The provisions of this Section 8.5 shall survive the Closing.

                                   ARTICLE IX

                                  MISCELLANEOUS

        SECTION 9.1 NOTICES.

        Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (a) in person, (b) by certified mail, postage prepaid, return receipt requested, (c) by facsimile with confirmation of receipt, or (d) by a commercial overnight courier that guarantees next day delivery and provides a receipt, and such notices shall be addressed as follows:

To Buyer:                    Pacific Gulf Properties Inc.
                             4220 Von Karmen Avenue
                             Second Floor
                             Newport Beach, CA  92660
                             Attention:  Lonnie P. Nadal
                             Telephone:  (949) 223-5000
                             Fax No.:  (949) 223-5033

with a copy to:              Cox, Castle & Nicholson LLP
                             2049 Century Park East, Suite 2800
                             Los Angeles, California  90067
                             Attention:  John H. Kuhl, Esq.
                             Telephone:  (310) 284-2267
                             Fax No.:  (310) 277-7889

To Seller:                   c/o RREEF America L.L.C.
                             101 California Street, 26th Floor
                             San Francisco, CA  94111
                             Attention:  Mark Carlson
                             Telephone:  (415) 781-3300
                             Fax No.:  (415) 391-9015
with a copy to:              Orrick, Herrington & Sutcliffe LLP
                             400 Sansome Street
                             San Francisco, CA  94111
                             Attention:  Michael H. Liever, Esq.
                             Telephone:  (415) 773-5808
                             Fax No.:  (415) 773-4285

To Title Company:            Chicago Title Company
                             388 Market Street, Suite 1300
                             San Francisco, CA 94111
                             Attention:  Beth Bailey Gates
                             Telephone:  (415) 788-0871
                             Fax No.:  (415) 434-2176

or to such other address as either party may from time to time specify in writing to the other party. Any notice shall be effective only upon delivery.

        SECTION 9.2 ENTIRE AGREEMENT.

        This Agreement, together with the Exhibits hereto, contains all representations, warranties and covenants made by Buyer and Seller and constitutes the entire understanding between the parties hereto with respect to the subject matter hereof. Any prior correspondence, memoranda or agreements are replaced in total by this Agreement together with the Exhibits hereto.

        SECTION 9.3 ENTRY AND INDEMNITY.

        In connection with any entry by Buyer, or its agents, employees or contractors onto the Property, Buyer shall give Seller reasonable advance notice of such entry and shall conduct such entry and any inspections in connection therewith so as to minimize, to the extent reasonably possible, interference with Seller's business and the business of Seller's tenants and otherwise in a manner reasonably acceptable to Seller. Without limiting the foregoing, prior to any entry to perform any on-site testing, Buyer shall give Seller written notice thereof, including the identity of the company or persons who will perform such testing and the proposed scope of the testing. Seller shall approve or disapprove, in Seller's sole discretion, the proposed testing within three (3) business days after receipt of such notice. If Seller fails to respond within such three (3) business day period, Seller shall be deemed to have disapproved the proposed testing. If Buyer or its agents, employees or contractors take any sample from the Property in connection with any such approved testing, Buyer shall provide to Seller a portion of such sample being tested to allow Seller, if it so chooses, to perform its own testing. Seller or its representative may be present to observe any testing or other inspection performed on the Property. Buyer shall not contact any governmental authority with respect to any environmental matter relating to the Property, except for the sole and limited purpose of obtaining information necessary to prepare a Phase I environmental study, without first obtaining the prior written consent of Seller thereto, and Seller, at Seller's election, shall be entitled to have a representative on any phone or other contact made by Buyer to a governmental authority and present at any meeting by Buyer with a governmental authority. In the event Buyer contacts any governmental authority with respect to any matter other than environmental matters relating to the Property, Buyer shall provide Seller with prior notice of such contact. Buyer shall maintain, and shall assure that its contractors maintain, public liability and property damage insurance in amounts and in form and substance adequate to insure against all liability of Buyer and its agents, employees or contractors, arising out of any entry or inspections of the Property pursuant to the provisions hereof, and Buyer shall provide Seller with evidence of such insurance coverage upon request by Seller. Buyer shall indemnify and hold Seller harmless from and against any costs, damages, liabilities, losses, expenses, liens or claims (including, without limitation, reasonable attorney's fees) arising out of or relating to any entry on the Property by Buyer, its agents, employees or contractors in the course of performing the inspections, testings or inquiries provided for in this Agreement. The foregoing indemnity shall survive beyond the Closing, or, if the sale is not consummated, beyond the termination of this Agreement.

        SECTION 9.4 TIME.

        Time is of the essence in the performance of each of the parties' respective obligations contained herein.

        SECTION 9.5 ATTORNEYS' FEES.

        If either party hereto fails to perform any of its obligations under this Agreement or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys' fees and disbursements. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment.

        SECTION 9.6 ASSIGNMENT.

        Buyer's rights and obligations hereunder shall not be assignable without the prior written consent of Seller. Notwithstanding the foregoing, Seller's consent shall not be required for any assignment by Buyer to an entity of which Buyer has majority ownership and control. Buyer shall in no event be released from any of its obligations or liabilities hereunder in connection with any assignment. Without limiting the above, in no event shall Buyer have the right to assign its rights or obligations hereunder to any party which could not make the representation and warranty contained in subsection 3.5(e) above, and in connection with any assignment pursuant to the terms hereof, the assignee shall reconfirm in a written instrument acceptable to Seller and delivered to Seller prior to the assignment said representation and warranty as applied to the assignee. Subject to the provisions of this Section, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

        SECTION 9.7 COUNTERPARTS.

        This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

        SECTION 9.8 GOVERNING LAW.

        This Agreement shall be governed by and construed in accordance with the laws of the State of California.

        SECTION 9.9 CONFIDENTIALITY AND RETURN OF DOCUMENTS.

        Buyer and Seller shall each maintain as confidential any and all material obtained about the other or, in the case of Buyer, about the Property, this Agreement or the transactions contemplated hereby, and shall not disclose such information to any third party other than (i) each party's respective consultants and professionals in connection with their review, evaluation, negotiation and closing of the subject transaction, (ii) the parties= actual and prospective lenders and investors, or (iii) the parties= officers, directors, employees, agents, contractors, affiliates and representatives (collectively, the "Representatives"), provided that all such parties shall keep such information confidential as provided herein. The parties agree to keep, and to use all reasonable efforts to cause the Representatives to keep, any information and documents received from the other party (or based upon the party's evaluation of the Property) confidential, except to the extent (a) such information was known by the party prior to the date hereof on the basis of information provided to the party by persons other than the other party or its agents, (b) such information was of general public knowledge prior to the date hereof, or (c) disclosure is required by law or court order or is used in connection with any litigation between the parties hereto. This provision shall survive the Closing or any termination of this Agreement.

        SECTION 9.10 INTERPRETATION OF AGREEMENT.

        The article, section and other headings of this Agreement are for convenience of reference only and shall not be construed to affect the meaning of any provision contained herein. Where the context so requires, the use of the singular shall include the plural and vice versa and the use of the masculine shall include the feminine and the neuter. The term "person" shall include any individual, partnership, joint venture, corporation, trust, unincorporated association, any other entity and any government or any department or agency thereof, whether acting in an individual, fiduciary or other capacity.

        SECTION 9.11 LIMITED LIABILITY.

        The obligations of Seller are intended to be binding only on the property of Seller and shall not be personally binding upon, nor shall any resort be had to, the private properties of any of its trustees, officers, beneficiaries, directors, members, or shareholders, or of its investment manager, the general partners, officers, directors, members, or shareholders thereof, or any employees or agents of Seller or its investment manager. The obligations of Buyer are intended to be binding only on the property of Buyer and shall not be personally binding upon, nor shall any resort be had to, the private properties of any of its trustees, officers, beneficiaries, directors, members, or shareholders, or any employees or agents of Buyer.

        SECTION 9.12 AMENDMENTS.

        This Agreement may be amended or modified only by a written instrument signed by Buyer and Seller.

        SECTION 9.13 NO RECORDING.

        Neither this Agreement or any memorandum or short form thereof may be recorded by Buyer.

        SECTION 9.14 DRAFTS NOT AN OFFER TO ENTER INTO A LEGALLY BINDING
CONTRACT.

        The parties hereto agree that the submission of a draft of this Agreement by one party to another is not intended by either party to be an offer to enter into a legally binding contract with respect to the purchase and sale of the Property. The parties shall be legally bound with respect to the purchase and sale of the Property pursuant to the terms of this Agreement only if and when the parties have been able to negotiate all of the terms and provisions of this Agreement in a manner acceptable to each of the parties in their respective sole discretion, including, without limitation, all of the Exhibits and Schedules hereto, and both Seller and Buyer have fully executed and delivered to each other a counterpart of this Agreement, including, without limitation, all Exhibits and Schedules hereto.

        SECTION 9.15 ERISA.

        Prior to Seller's execution of this Agreement, Buyer shall furnish to Seller all information regarding Buyer, its affiliates and the shareholders, members, investors or partners of each of them (collectively, the "Buyer Related Parties") as Seller requests in order to enable Seller to determine to Seller's sole satisfaction that Buyer's representation and warranty contained in Section 3.5(e) of this Agreement is true and correct. Buyer represents and warrants to Seller that there will not be any change in any such information regarding Buyer or the Buyer Related Parties prior to or on the Closing. Buyer's representation and warranty in Section 3.5(e) shall be deemed qualified in all respects by any such information provided to Seller.

        SECTION 9.16 NO PARTNERSHIP.

        The relationship of the parties hereto is solely that of Seller and Buyer with respect to the Property and no joint venture or other partnership exists between the parties hereto. Neither party has any fiduciary relationship hereunder to the other.

        SECTION 9.17 NO THIRD PARTY BENEFICIARY.

        The provisions of this Agreement are not intended to benefit any third parties.

        SECTION 9.18 SEC COMPLIANCE.

        Seller hereby agrees to (i) cooperate with the auditors for Buyer to allow Buyer's auditors to perform and complete in an expeditious manner from the date hereof and no later than thirty (30) days after the Closing Date, an audit of financial information prepared in accordance with GAAP for calendar year 1997 for the 314 Securities and Exchange Commission filing report and (ii) execute a management representation letter in form reasonably acceptable to Seller and limited to the actual knowledge of the portfolio manager of the Property (the "Representation Letter"). The word "knowledge" shall be deemed to refer to the current actual knowledge at the time indicated only and not implied, imputed or constructive knowledge, without any independent investigation having been made or any implied duty to investigate. Any representation or warranty contained in such Representation Letter shall be considered representations of Seller under this Agreement and shall be subject to all terms and conditions contained in this Agreement, including without limitation, Sections 3.3, 9.2, 9.11 and 9.19 herein.

        SECTION 9.19 LIMITATION ON LIABILITY.

        Notwithstanding anything to the contrary contained herein, after the Closing the maximum aggregate liability of Seller, and the maximum aggregate amount which may be awarded to and collected by Buyer under this Agreement (including, without limitation, for any breach of representation and warranty contained herein), and any and all documents executed pursuant hereto or in connection herewith (collectively the "Other Documents") including, without limitation, the Deed, the Bill of Sale and the Assignment of Leases, shall under no circumstances whatsoever exceed Three Percent (3%) of the Purchase Price.

        SECTION 9.20 SURVIVAL.

        Except as expressly set forth to the contrary herein, no representations, warranties, covenants or agreements of the Seller contained herein shall survive the Closing.

        SECTION 9.21 SURVIVAL OF ARTICLE IX.

        The provisions of this Article IX shall survive the Closing.

        SECTION 9.22 POSSESSION.

        Seller shall deliver possession of the Property to Buyer upon the Closing, subject to the Conditions of Title.

        SECTION 9.23 MAINTENANCE.

        Between the date hereof and Closing, Seller shall operate the Property pursuant to Seller's customary procedures consistent with the manner in which Seller has operated the Property during Seller's ownership, provided Seller shall not be obligated to make any capital expenditures in connection with such operation.

        SECTION 9.24 INSURANCE.

        Between the date hereof and Closing, Seller shall keep in effect all blanket insurance policies presently in effect as of the date hereof, except that Seller may modify its insurance coverage as long as Seller is doing so for all or substantially all of the properties covered by such blanket policies.

        SECTION 9.25 SECTION 1031 EXCHANGE.

        Buyer may consummate the purchase of the Property as part of a so-called like kind exchange (the "Exchange") pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code"), provided that: (a) Closing shall not be delayed or affected by reason of the Exchange nor shall the consummation or accomplishment of the Exchange be a condition precedent or condition subsequent to Buyer's obligations under this Agreement; (b) Buyer shall effect the Exchange through an assignment of this Agreement, or its rights under this Agreement, to a qualified intermediary, provided that such assignment shall not release Buyer of its obligations hereunder and that all Closing documents, including, without limitation, the Deed, Bill of Sale and Assignment of Leases shall be directly between Buyer and Seller; (c) Seller shall not be required to take an assignment of the purchase agreement for other property or be required to acquire or hold title to, or any beneficial interest in, any real property for purposes of consummating the Exchange; and (d) Buyer shall pay any additional costs or expenses that would not otherwise have been incurred by Buyer or Seller had Buyer not consummated its purchase through the Exchange. Seller shall not by this Agreement or acquiescence to the Exchange have its rights under this Agreement affected or diminished in any manner or be responsible for compliance with or be deemed to have warranted to Buyer that the Exchange in fact complies with Section 1031 of the Code and Buyer, will rely solely and exclusively on its own tax advice with respect thereto. Seller shall have the right to review and approve any documents to be executed by Seller in connection with the Exchange, provided that Seller shall have no obligation to execute any documents or to undertake any action by which Seller would or might incur any liability or obligation not otherwise provided for in the other provisions of this Agreement. Buyer shall indemnify and defend Seller and hold Seller harmless from and against any and all claims, damages, liabilities, losses, costs and expenses, including, without limitation, attorneys' fees and costs, arising out of or in any way connected with the Exchange that Seller would not have incurred but for the Exchange.

        SECTION 9.26 SELLER'S CONDITIONS RELATED TO OTHER PURCHASE AGREEMENTS.

        Concurrently with the execution and delivery hereof, SPT Real Estate Corp. E (the "Broadway Seller") and Buyer are entering into a purchase and sale agreement (the "Broadway Sale Agreement") with respect to certain additional real property (the "Broadway Property"). It is a condition to Seller's obligations hereunder that the Broadway Sale Agreement not be terminated on or before the Closing. If for any reason whatsoever the Broadway Sale Agreement is terminated on or prior to the Closing hereunder, then Seller shall have the option, at its sole discretion, to waive such condition or to terminate this Agreement by written notice to Buyer. Upon such termination, neither party shall have any further rights or obligations hereunder, except as provided in Sections 6.1, 6.3 and 9.9, provided nothing contained herein shall limit Seller's rights hereunder, including, without limitation, Seller's rights under Section 1.2, if the termination is as a result of a default hereunder or under the Broadway Sale Agreement by Buyer. Without limiting the foregoing, any default by Buyer under the Broadway Sale Agreement shall be a default by Buyer hereunder.

        The parties hereto have executed this Agreement as of the respective dates written below.

        SELLER:                     SPT REAL ESTATE CORP. D,
                                    a Delaware corporation


                                    By:
                                       -------------------------
                                            Stephen M. Steppe
                                    Its:    President

                                    Date:                      , 1998
                                         ----------------------

        BUYER:                      PACIFIC GULF PROPERTIES INC.,
                                    a Maryland corporation

                                    By:
                                       -------------------------

                                    Its:
                                        ------------------------

                                    Date:                      , 1998
                                         ----------------------


                                    By:
                                       -------------------------

                                    Its:
                                        ------------------------

                                    Date:                      , 1998
                                         ----------------------

                          COUNTERPART SIGNATURE PAGE TO
                         AGREEMENT OF PURCHASE AND SALE
                          DATED AS OF DECEMBER 11, 1998
                                 (TITLE COMPANY)

        Title Company agrees to act as escrow holder and title company in accordance with the terms of this Agreement and to act as the Reporting Person in accordance with Section 6045(e) of the Internal Revenue Code and the regulations promulgated thereunder.



                                            CHICAGO TITLE COMPANY



                                            By:
                                               ---------------------------
                                            Its:
                                                --------------------------
                                            Date:                  , 1998
                                                 ------------------

                         LIST OF EXHIBITS AND SCHEDULES

                                    EXHIBITS

Exhibit A      Real Property Description

Exhibit B      List of Tenant Leases

Exhibit C      California Grant Deed

Exhibit D      Bill of Sale

Exhibit E      Assignment of Leases, Service Contracts and Warranties

                                    SCHEDULES

Schedule 1     Disclosure Items

Schedule 2     Employee Benefit Plans

Schedule 3     Leases Approved by Buyer

Schedule 4     Gross Rent

Schedule 5     Unamortized Expenses

                                   SCHEDULE 1

                                DISCLOSURE ITEMS
                       (WEST SACRAMENTO INDUSTRIAL CENTER)

        1. Natural hazards described in the following California code sections (the "Natural Hazard Laws") may affect such properties: (A) Govt. Code Section 8589.4; (B) Govt. Code Section 51183.4 (Fire Hazard Severity Zone); (C) Public Resource Code Section 2621.9 (Earthquake Fault Zone); (D) Public Resource Code
Section 2694 (Seismic Hazard Zone); and (E) Public Resource Code Section 4136 (Wildland Area). Buyer acknowledges and agrees that Buyer will independently evaluate and investigate whether any or all of such Natural Hazards affect such properties and Seller shall have no liabilities or obligations with respect thereto. Without limiting the foregoing, Buyer acknowledges and agrees that Buyer knowingly and intentionally waives any disclosures, obligations or requirements of Seller with respect to Natural Hazards, including, without limitation, any disclosure obligations or requirements under the aforementioned code sections. BUYER ACKNOWLEDGES AND REPRESENTS THAT BUYER HAS EXTENSIVE EXPERIENCE ACQUIRING AND CONDUCTING DUE DILIGENCE REGARDING COMMERCIAL PROPERTIES. THIS WAIVER BY BUYER OF ANY RIGHTS IT MAY HAVE HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THE BARGAIN BETWEEN THE PARTIES.

        2. Buyer acknowledges the possible presence of asbestos in mastic, certain drywall paste, and floor tiles as well as PCB's in light fixtures, although Seller has received no actual written notice of the presence or absence of these materials.







                                      S1-1

                                   SCHEDULE 2

                             EMPLOYEE BENEFIT PLANS

        Shell Pension Trust









                                     S2-1

                                   SCHEDULE 3

                            LEASES APPROVED BY BUYER

                                     [NONE]







                                     S3-1

                                   SCHEDULE 4

                                   GROSS RENT

----------------------------- -----------------------------------------------
West Sacramento Industrial Center                   $ 52,209.00
-----------------------------------------------------------------------------


For purposes hereof, "Gross Rent" shall mean the total of the monthly base rent payable by the existing tenants of each Property as of October 1998.




                                     S4-1

                                   SCHEDULE 5

                              UNAMORTIZED EXPENSES

                                     [None]






                                      S5-1

                                    EXHIBIT A

                            REAL PROPERTY DESCRIPTION







                                     A1-1

                                    EXHIBIT B

                              LIST OF TENANT LEASES

                                    EXHIBIT C

                          FORM OF CALIFORNIA GRANT DEED


RECORDING REQUESTED BY
WHEN RECORDED RETURN TO:

Cox, Castle & Nicholson LLP
2049 Century Park East, 28th Floor
Los Angeles, CA  90067
Attn:  John H. Kuhl, Esq.

AND MAIL TAX STATEMENTS TO:


---------------------------
---------------------------
---------------------------
Attention:
          -----------------

Documentary Transfer Tax is not of public record and is shown on a separate sheet attached to this deed.

------------------------------------------------------------------------


                                   GRANT DEED

        FOR VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, ________________________ ("Grantor") hereby grants to
___________________________ ("Grantee", the real property located in the City of
_____________, County of _____________, State of California, described on EXHIBIT A attached hereto and made a part hereof. Grantor is conveying the Property to Grantee subject to the exceptions to title thereto described on EXHIBIT B attached hereto and made a part hereof.



        Executed as of ______________, 1998.

                                  [SELLER],
                                  a
                                   -----------------------------

                                      By:
                                         -----------------------
                                      Its:
                                          ----------------------



                                      C1-1

STATE OF CALIFORNIA         )
                            )     ss
COUNTY OF __________________)

        On _____________, 1998, before me, ______________________, a notary public for the State of California, personally appeared ______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity on behalf of which the person acted, executed the instrument.

        Witness my hand and official seal.


                                         ------------------------------
                                                    Signature
[SEAL]


                                      C1-2

                                    EXHIBIT A

                                  TO GRANT DEED

                               [LEGAL DESCRIPTION]





                                      C3-1

                                    EXHIBIT B

                                  TO GRANT DEED

        (a) Interests of tenants in possession pursuant to the terms of their leases;

        (b)     Non-delinquent liens for real estate taxes and assessments; and

        (c) Any exceptions disclosed by the preliminary title reports and amendments thereto received by Grantee, the public records or other documents or items delivered to Grantee, and any other exceptions to title which would be disclosed by an inspection and/or survey of the Property.

                                   ________________, 199__


____________ County Recorder

        Re:    Request That Statement of Documentary
               Transfer Tax Not be Recorded

Dear Sir or Madam:

        Request is hereby made in accordance with Section 11932 of the Revenue and Taxation Code that this statement of tax due not be recorded with the attached deed but be affixed to the deed after recordation and before return as directed on the deed.

        The attached deed names _______________________, a _______________, as grantor, and ________________________, a _______________________, as grantee.

        The property being transferred and described in the attached deed is located in the City of ______________, ____________ County, California.

        The amount of Documentary Transfer Tax due on the attached deed is $____________, computed on full value of the property conveyed.

                            [SELLER]
                            a _______________________

                            By: _______________________________

                            Its: ______________________________

                                    EXHIBIT D

                                  BILL OF SALE


        This Bill of Sale (the "Bill of Sale") is made and entered into ____________, 199__, by and between ____________________("Assignor"), and
__________________("Assignee").

        In consideration of the sum of Ten Dollars ($10) and other good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged by Assignor, Assignor does hereby assign, transfer, convey and deliver to Assignee, its successors and assigns, free and clear of any liens or encumbrances created by, through or under Assignor, all items of tangible personal property, if any, owned by Assignor and situated upon and used exclusively in connection with the land described on the attached Exhibit A (the "Land") and the improvements located thereon (the "Improvements"), including without limitation the items described on the attached Exhibit B, but specifically excluding any and all personal property owned by tenants or otherwise considered the property of tenants under any leases affecting the Land or Improvements (the "Personal Property").

        This Bill of Sale is made subject, subordinate and inferior to the easements, covenants and other matters and exceptions set forth on Exhibit C, attached hereto and made a part hereof for all purposes.

        ASSIGNEE ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY PROVIDED HEREIN OR IN THAT CERTAIN AGREEMENT OF PURCHASE AND SALE DATED _______________, 199__, BY AND BETWEEN ASSIGNOR AND ASSIGNEE (THE "AGREEMENT"), ASSIGNOR HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE NATURE, QUALITY OR CONDITIONS OF THE PERSONAL PROPERTY, (B) THE INCOME TO BE DERIVED FROM THE PERSONAL PROPERTY, (C) THE SUITABILITY OF THE PERSONAL PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH ASSIGNEE MAY CONDUCT THEREON, (D) THE COMPLIANCE OF OR BY THE PERSONAL PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PERSONAL PROPERTY, OR (F) ANY OTHER MATTER WITH RESPECT TO THE PERSONAL PROPERTY. ASSIGNEE FURTHER ACKNOWLEDGES AND AGREES THAT, HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PERSONAL PROPERTY, ASSIGNEE IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PERSONAL PROPERTY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY ASSIGNOR, EXCEPT AS SPECIFICALLY PROVIDED HEREIN OR IN THE AGREEMENT. ASSIGNEE FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PERSONAL PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT ASSIGNOR HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION. ASSIGNEE FURTHER ACKNOWLEDGES AND AGREES THAT THE SALE OF THE PERSONAL PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS, WHERE IS" CONDITION AND BASIS "WITH ALL FAULTS," EXCEPT AS SPECIFICALLY PROVIDED IN THE AGREEMENT.

        The obligations of Assignor are intended to be binding only on the property of Assignor and shall not be personally binding upon, nor shall any resort be had to, the private properties of any of its trustees, officers, beneficiaries, directors, members, or shareholders, or of its investment manager, the general partners, officers, directors, members, or shareholders thereof, or any employees or agents of Assignor or its investment manager. The obligations of Assignee are intended to be binding only on the property of Assignee and shall not be personally binding upon, nor shall any resort be had to, the private properties of any of its trustees, officers, beneficiaries, directors, members, or shareholders, or any employees or agents of Assignee.

        IN WITNESS WHEREOF, Assignor and Assignee have caused this Bill of Sale to be executed on the date and year first above written.

        ASSIGNOR:

                                    -----------------------------------
                                    a
                                    -----------------------------------
                                    By:
                                        -------------------------------

                                        -------------------------------
                                        Its Investment Manager


                                     By:
                                        -------------------------------

                                     Its:
                                         ------------------------------


        ASSIGNEE:
                                    -----------------------------------
                                    a
                                     ----------------------------------

                                    By:
                                        -------------------------------
                                    Its:
                                         ------------------------------

                                    EXHIBIT E

                     ASSIGNMENT OF LEASES, SERVICE CONTRACTS
                                 AND WARRANTIES

        This Assignment of Lease, Service Contracts and Warranties (this "Assignment") is made and entered into _______________, 199__, by and between _____________________________ ("Assignor"), and
_____________________________________________ ("Assignee").

        For good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged by Assignor, Assignor does hereby assign, transfer, set over and deliver unto Assignee all of Assignor's right, title, and interest in (i) those certain leases and all guaranties thereof (collectively, the "Leases") listed on Exhibit A, attached hereto and made a part hereof for all purposes except for Seller's right to collect delinquent rent and other delinquent sums owing under such Leases for the period prior to the date hereof, (ii) those certain service contracts, equipment leases, tenant improvement agreements and leasing agreements (the "Contracts") listed on Exhibit B, if any, attached hereto and made a part hereof for all purposes, (iii) those certain warranties held by Assignor (the "Warranties") listed on Exhibit C, attached hereto and made a part hereof for all purposes, and (iv) any intangible personal property now or hereafter used in connection with the operation, maintenance, management, or occupancy of the Real Property, including, without limitation, trade names and trademarks associated with the Real Property (as defined in the Agreement) (provided Seller makes absolutely no representation that it has any rights whatsoever with respect to trade names or trademarks).

        This Assignment is made subject, subordinate and inferior to the easements, covenants and other matters and exceptions set forth on Exhibit D, attached hereto and made a part hereof for all purposes.

        ASSIGNEE ACKNOWLEDGES AND AGREES, BY ITS ACCEPTANCE HEREOF, THAT, EXCEPT AS EXPRESSLY PROVIDED HEREIN OR IN THAT CERTAIN AGREEMENT OF PURCHASE AND SALE, DATED AS OF _______________, 199__, BY AND BETWEEN ASSIGNOR AND ASSIGNEE (THE "AGREEMENT"), THE LEASES, THE CONTRACTS AND THE WARRANTIES ARE CONVEYED "AS IS, WHERE IS" AND IN THEIR PRESENT CONDITION WITH ALL FAULTS, AND THAT ASSIGNOR HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO THE NATURE, QUALITY OR CONDITION OF THE LEASES, THE CONTRACTS OR THE WARRANTIES, THE INCOME TO BE DERIVED THEREFROM, OR THE ENFORCEABILITY, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE LEASES, THE CONTRACTS OR THE WARRANTIES.

        Except as otherwise expressly provided herein or in the Agreement, by accepting this Assignment and by its execution hereof, Assignee assumes the payment and performance of, and agrees to pay, perform and discharge, all the debts, duties and obligations to be paid, performed or discharged from and after the Closing Date (as defined in the Agreement), by
(a) the "landlord" or the "lessor" under the terms, covenants and conditions of the Leases, including, without limitation, brokerage commissions and compliance with the terms of the Leases relating to tenant improvements and security deposits, and (b) the owner under the Contracts and/or the Warranties.

        Subject to terms and conditions of Section 9.19 of the Agreement, Assignor agrees to indemnify Assignee and hold harmless and defend Assignee from and against any and all claims, damages, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys fees) resulting from any failure by Assignor to have paid, performed or discharged any debts, duties or obligations which Assignor was obligated to have paid, performed or discharged prior to the Closing Date and accruing for the period prior to the Closing Date,
(a) by the landlord or lessor under the terms, covenants and conditions of the Leases or (b) the owner under the Contracts and/or the Warranties, excluding, with respect to clauses (a) and (b), any such debts, duties or obligations arising out of or in any way related to the physical condition of the Property, including, without limitation, the environmental condition thereof (as defined in the Agreement) and any repair or remediation of the Property, but including any such obligations arising out of damages suffered by and payable to a tenant as a result of Assignor's breach prior to the Closing Date of a covenant of landlord pursuant to the provisions of the Lease relating to the physical condition of the Property, including without limitation, the environmental condition thereof. Assignee agrees to indemnify, hold harmless and defend Assignor from and against any and all claims, losses, liabilities, damages, costs and expenses (including, without limitation, reasonable attorneys' fees) resulting by reason of the failure of Assignee to pay, perform or discharge any of the debts, duties or obligations assumed or agreed to by Assignee hereunder.

        The obligations of Assignor are intended to be binding only on the property of Assignor and shall not be personally binding upon, nor shall any resort be had to, the private properties of any of its trustees, officers, beneficiaries, directors, members, or shareholders, or of its investment manager, the general partners, officers, directors, members, or shareholders thereof, or any employees or agents of Assignor or its investment manager. The obligations of Assignee are intended to be binding only on the property of Assignee and shall not be personally binding upon, nor shall any resort be had to, the private properties of any of its trustees, officers, beneficiaries, directors, members, or shareholders, or any employees or agents of Assignee.

        All of the covenants, terms and conditions set forth herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

        IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed on the day and year first above written.

        ASSIGNOR:
                                    ---------------------------------

                                    a
                                     --------------------------------

                                    By:
                                       ------------------------------

                                       ------------------------------
                                       Its Investment Manager

                                    By:
                                       ------------------------------

                                    Its:
                                         ----------------------------

        ASSIGNEE:
                                    ---------------------------------
                                    a
                                      -------------------------------

                                    By:
                                       ------------------------------
                                    Its:
                                        -----------------------------